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                                                                   EXHIBIT 10.49

                             CONFIDENTIAL TREATMENT

                       CLINICAL SERVICES MASTER AGREEMENT


          THIS CLINICAL SERVICES MASTER AGREEMENT (this "MASTER AGREEMENT") is entered into as of this 1st day of December, 1999 by and between CUBIST PHARMACEUTICALS, INC. ("SPONSOR"), and IBAH, INC. ("IBAH"), a Delaware corporation.

          WHEREAS, Sponsor requires various clinical research services from time to time in support of various projects (individually, a "Project," and collectively, the "Projects"), which shall be set forth in Exhibits to this Master Agreement: and

          WHEREAS, IBAH is engaged in the business of providing such services;

          NOW, THEREFORE, for good and valuable consideration, AND INTENDING TO BE LEGALLY BOUND, Sponsor and IBAH hereby agree as follows:

1.       SCOPE OF MASTER AGREEMENT; OBLIGATIONS

         1.1. The specific responsibilities and obligations to be performed by IBAH with respect to a Project (the "SERVICES"), as set forth in the applicable Protocol(s), are expressly set forth in Exhibit(s) attached to this Master Agreement, which, together with the Schedule(s) attached hereto, are incorporated by reference herein. The responsibility for the Services is being transferred to IBAH in accordance with 21 C.F.R. Section 312.52. Those responsibilities and obligations not specifically transferred to and assumed by IBAH in this Master Agreement or the Exhibit(s) as constituting part of the Services shall be and remain the sole responsibility of Sponsor.

         1.2. IBAH agrees to provide the Services in accordance with (a) all applicable federal laws and regulations, including standards of Good Clinical Practices; and (b) the standards and practices that are generally accepted in the industry and exercised by other persons engaged in performing similar services.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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2.       PAYMENT

         2.1.     In consideration of the Services, Sponsor shall pay to IBAH:
                  (a) the Service Fees (as defined in SECTION 2.2); and (b) the Pass-Through Costs (as defined in SECTION 2.3).

         2.2. As used in this Master Agreement, the term "SERVICE FEES" means all amounts due for the Services, exclusive of the Pass-Through Costs. The estimated Service Fees and the payment schedule therefor are set forth in the Schedule(s) and the Exhibit(s), and shall be increased to include: (a) the costs of any additional Services required as a result of Project changes by Sponsor; and (b) where a Project requires more time than allotted in the Exhibit(s), and the parties agree to continue such Project beyond the expected conclusion date, any additional costs that may be incurred in order to complete such Project, at the contractual rates set forth in the applicable Exhibit(s).

         2.3. As used in this Master Agreement, the term "PASS-THROUGH COSTS" means all investigator, Institutional Review Board or other applicable pass-through costs actually incurred by IBAH under this Master Agreement or the Exhibit(s) in order to expedite successful completion of a Project, which costs are normal and routine to studies similar to such Project (e.g., advancing an investigator's Institutional Review Board fee or reimbursing reasonable additional, unbudgeted patient expenses). In order to enable IBAH to maintain a balance to be applied towards all Pass-Through Costs, IBAH shall invoice Sponsor for all reasonably anticipated Pass-Through Costs (the "ESTIMATED PASS-THROUGH COSTS") in advance of the expected payment date therefor.

         2.4. Notwithstanding anything contained herein to the contrary, the estimated Service Fees set forth in the Exhibit(s) shall remain in effect for [ ]*. Thereafter, IBAH reserves the right [ ]*.

3.       CONFIDENTIALITY

         3.1. That certain Confidentiality Agreement by and between IBAH and Sponsor dated October 18, 1999 (the "CONFIDENTIALITY AGREEMENT") is hereby terminated and of no further force or effect.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         3.2.     In connection with the performance of the Services, Sponsor shall provide to IBAH, and IBAH shall have access to, Sponsor's Confidential Information. As used in this Master Agreement, "SPONSOR'S CONFIDENTIAL INFORMATION" means any (a) information provided by, or developed for, Sponsor within the framework of this Master Agreement, the Schedule(s), the Exhibit(s) or the Confidentiality Agreement; or (b) data collected during a Project.

         3.3. In connection with this Master Agreement, Sponsor will have access to, or become acquainted with, IBAH's Confidential Information. As used in this Master Agreement, "IBAH'S CONFIDENTIAL INFORMATION" means any (a) information generated or obtained in connection with IBAH's pricing, proposals or contracts (including the provisions of this Master Agreement, the Schedule(s) and the Exhibit(s)); (b) of IBAH's procedures, programs, guidelines or policies (including, without limitation, its Standard Operating Procedures); or (c) information designated in writing as "confidential."

         3.4. Neither Sponsor's Confidential Information nor IBAH's Confidential Information (collectively, "CONFIDENTIAL INFORMATION") shall include any information that:

                  (a) was known by the receiving party at the time of disclosure to it by the disclosing party, or that is independently developed or discovered by the receiving party, after disclosure by the disclosing party, without the aid, application or use of any item of the disclosing party's Confidential Information, as evidenced by written records;

                  (b) is now or subsequently becomes, through no act or failure to act on the part of the receiving party, generally known or available;

                  (c) is disclosed to the receiving party by a third party authorized to disclose it; or

                  (d) is required by law or by court or administrative order to be disclosed; provided, that the receiving party shall have first given prompt notice to the other party of such required disclosure.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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         3.5.     Each party shall exercise due care to prevent the unauthorized use or disclosure of the other party's Confidential Information, and shall not, without the other party's prior written consent, (a) use the other party's Confidential Information for any purpose other than performing its obligations under this Master Agreement and the Exhibit(s); or
                  (b) disclose or otherwise make available, directly or indirectly, any item of the other party's Confidential Information to any person or entity other than those employees, independent contractors, agents or investigators of such party and/or its affiliated entities (collectively, "REPRESENTATIVES") who reasonably need to know the same in the performance of such party's obligations under this Master Agreement (including the Schedule(s) and the Exhibit(s)), or in order to make decisions or render advice in connection therewith. For the convenience of the parties, each party acknowledges that unless precluded in writing by the other party, Confidential Information may be transmitted to a party and/or its Representatives via the Internet. Each party shall advise its Representatives who have access to the other party's Confidential Information of the confidential nature thereof, and agrees that such Representatives will be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this
                  SECTION 3.

         3.6. The provisions of this SECTION 3 shall survive for a period of five (5) years from the date of any expiration or termination of this Master Agreement, however caused.

4.       PROPERTY OF SPONSOR

         4.1. All (a) of Sponsor's Confidential Information (including, without limitation, all original Project records and reports),
                  (b) unused clinical supplies provided by Sponsor, and (c) complete and incomplete Case Report Forms, which in any case are in IBAH's possession, shall be and remain Sponsor's property; PROVIDED, HOWEVER, that IBAH-may retain one copy of Sponsor's Confidential Information in its files for archival purposes, as a means of determining any continuing obligations under this Master Agreement (including the Schedule(s) and the Exhibit(s)).

         4.2. All inventions, improvements in know-how, new uses, processes and compounds involving the study drug(s) and/or product(s)

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                  covered by this Master Agreement and/or the Exhibit(s) that are conceived or reduced to practice as a direct result of the Project(s) ("INVENTIONS") shall be and remain the sole property of Sponsor. IBAH shall cooperate fully with Sponsor in obtaining, at Sponsor's sole cost and expense, any patent protection as may be available for the Inventions, and shall execute all documents reasonably deemed necessary by Sponsor for purposes of procuring such patent protection. IBAH agrees that it shall endeavor to ensure contractually the prompt disclosure to Sponsor by any investigator, employee or other individual retained by IBAH for a Project of any Inventions, as well as the cooperation of such persons in securing patent protection as set forth herein.

         4.3. Notwithstanding the foregoing, Sponsor acknowledges that IBAH and its professional staff currently possess certain inventions, processes, know-how, trade' secrets, methods, approaches, analyses, improvements, other intellectual properties and other assets including, but not limited to, clinical trial management analyses, analytical methods, procedures and techniques, computer technical expertise and proprietary software, and technical and conceptual expertise in the area of conducting clinical trials, all of which have been developed independently by IBAH without the benefit of any information provided by Sponsor (collectively, "IBAH PROPERTY"). Sponsor agrees that any IBAH Property which is used, improved, modified or developed by IBAH under or during the term of this Master Agreement shall be and remain the sole and exclusive property of IBAH.

5.       RESTRICTIONS ON ANNOUNCEMENTS

IBAH shall not make any announcement, oral presentation or publication relating to any Project without Sponsor's prior written consent (which consent shall not be unreasonably withheld), except as required by law or by court or administrative order. Neither party shall employ or use the name of the other party in any publication or promotional material or in any form for public distribution, without the prior written consent of the other party, except as required by law or by court or administrative order.

6.       FDA INSPECTION

In the event that IBAH receives a Notice of Inspection (a "NOTICE") from the Food and Drug Administration ("FDA") which relates to any Project, IBAH

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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shall: (a) notify Sponsor promptly of such Notice; (b) keep Sponsor informed of the progress of the inspection; and (c) provide to Sponsor a copy of any documents produced to the FDA pursuant to such Notice. Sponsor acknowledges that it is IBAH's obligation to respond to a Notice directed to IBAH.

7.       ACCESS TO FACILITIES

Sponsor's authorized representatives may visit IBAH's site and facilities at reasonable times and with reasonable frequency during normal business hours and upon reasonable advance written notice, to observe the progress of any Services. All such visits shall be subject to IBAH's restrictions and procedures relating to safety, security and protection of Confidential Information, and in connection therewith, Sponsor's authorized representatives may be required to sign a confidentiality agreement, or an access agreement for special access-controlled areas.

8.       INDEMNIFICATION

         8.1 Sponsor shall defend, indemnify and hold harmless IBAH, its affiliated entities, and their respective trustees, officers, agents and employees from any and all losses, costs, expenses, liabilities, claims, actions and damages, directly related to the conduct of the clinical trial and/or IBAH's performance of the services provided under this Agreement, subject to the restrictions set forth in Sections 8.2 and 8.3 below.

         8.2 The above obligation of Sponsor shall not apply nor shall Sponsor be liable for any indemnification or expenses, and in fact, IBAH shall defend, indemnify, and hold harmless Sponsor, for actions or claims in any way arising from or caused by the willful, reckless, or negligent acts or omissions, of IBAH or any of their agents or employees, or arising from or caused by any of their failures to comply strictly with the Protocol, with good clinical practices, with Sponsor's written recommendations and instructions relative to the conduct of the applicable clinical trial, or with any applicable FDA or other governmental requirements or law.

         8.3 The obligation of the indemnifying party hereunder shall apply only if the other party provides prompt written notification upon receipt of notice of any claim or suit, (provided, however, that neither party shall be released from its obligations under this Section 8 if the failure to promptly notify the other party does

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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                  not materially prejudice the defense of any claim), permits the indemnifying party and its attorneys and personnel to handle and control the defense of such claims or suits, including pretrial, trial or settlement, and the indemnified party fully cooperates and assists in such defense. The indemnified party further agrees that it will not settle or compromise any such claim or suit without the prior written consent of the indemnifying party.

         8.4 The indemnifying parties shall secure and maintain in full force and effect through the performance of the applicable Study (and following termination of the applicable Study to cover any claims arising from the applicable Study) insurance coverage in amounts appropriate to the conduct of the parties business activities and the services contemplated by the applicable Study, and shall provide evidence of insurance coverage in an acceptable form upon request.

9.       TERMINATION

         9.1. Either party may terminate this Master Agreement and/or any Exhibit at any time and for any reason upon a minimum of [ ']* prior notice. Upon any such early termination, Sponsor shall pay to IBAH all Service Fees and Pass-Through Costs due and owing based upon Services completed and costs incurred through the effective date of termination, including costs for materials and/or services previously acquired or contracted for which will not be used for the Services as a result of such termination.

         9.2. Any funds held by IBAH which by contract definition or amendment are deemed unearned (including, without limitation, any Estimated Pass-Through Costs not used to satisfy Pass-Through Costs) shall be returned to Sponsor within [ ]* after conclusion of the Project(s) set forth in the applicable Exhibit(s).

         9.3. Following completion or termination of any Project, IBAH shall forward all original Project records and reports to Sponsor (or to a repository designated by Sponsor in writing) at Sponsor's sole cost and expense. Thereafter, IBAH shall retain any documentation related to such Project in compliance with IBAH's corporate policy on retention and destruction of records.

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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10.      FORCE MAJEURE

If either party's performance of this Master Agreement or any Exhibit is prevented, restricted or delayed (either totally or in part) by reason of any cause beyond the reasonable control of the parties, such as acts of God, explosion, disease, weather, war, insurrection, civil strike, riot or power failure, the party so affected shall, upon giving notice thereof to the other party, be excused from such performance to the extent of such prevention, restriction or delay; PROVIDED, that the affected party shall use its commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed; and PROVIDED FURTHER, that nothing herein shall relieve either party from the obligation to pay promptly in full all payments that may be due to the other party under this Master Agreement or the Exhibit(s).

11.      NO CONFLICT

Each party represents and warrants that it is authorized to enter into this Master Agreement and that the terms hereof are not inconsistent with or a violation of any contractual or other legal obligation to which it is subject.

12.      LIMITATIONS

         12.1. Sponsor acknowledges that the results of the Project(s) are inherently uncertain and that, accordingly, there can be no assurance, representation or warranty by IBAH that the study drug(s) and/or product(s) covered by this Master Agreement and/or the Exhibit(s) can, either during the term of this Master Agreement or thereafter, be developed successfully or, if so developed, will receive the required approval(s) from the FDA or other regulatory agency or authority.

         12.2. Both parties acknowledge that the Services constitute research and development. Accordingly, Sponsor's sole remedy for any breach or default hereof by IBAH shall be termination of this Master Agreement or the applicable Exhibit as herein provided or a return of any Service Fees and unexpended Pass Through costs paid to IBAH for Services improperly performed or not performed. In no event shall IBAH be liable for any special, indirect, incidental or consequential damages (whether in contract or tort).

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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13.      NON-DEBARMENT

         13.1. IBAH represents and warrants that IBAH has never been and is not currently:

                  (a) an individual who has been debarred by the FDA pursuant to 21 U.S.C. Section 335a (a) or (b)
                           (a "DEBARRED INDIVIDUAL") from providing services in any capacity to a person that has an approved or pending drug product application, or an employer, employee or partner of a Debarred Individual; or

                  (b) a corporation, partnership, or association that has been debarred by the FDA pursuant to 21 U.S.C.
                           Section 335a (a) or (b) (a "DEBARRED ENTITY") from submitting or assisting in the submission of an abbreviated new drug application, or an employee, partner, shareholder, member, subsidiary or affiliate of a Debarred Entity.

         13.2. IBAH further represents and warrants that IBAH has no knowledge of any circumstances which may affect the accuracy of the representations and warranties set forth in SECTION
                  13.1 including, but not limited to, FDA investigations of, or debarment proceedings against, IBAH or any person or entity performing, or rendering assistance related to, the Services. IBAH will notify Sponsor promptly upon becoming aware of any such circumstances during the term of this Master Agreement.

14.      INDEPENDENT CONTRACTOR

The status of the parties under this Master Agreement is that of independent contractors, and, except as specifically set forth herein, or in the Schedule(s) or the Exhibit(s), neither party has any authority to bind or act on behalf of the other party without its express written consent.

15.      NOTICES

Any notices, requests or other communications given under this Master Agreement shall be in writing and shall be given by personal delivery, or sent by (a) facsimile transmission (with message confirmed during normal business hours);
(b) first class mail, postage prepaid; or (c) Federal Express (or equivalent nationally recognized overnight delivery service), delivery charges prepaid. All notices shall be given to a party at its respective address set forth below, or at such other address as such party from time to time may

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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specify by notice in accordance with this SECTION 15. A notice shall be deemed given when actually received; PROVIDED, that if any facsimile notice is received after 5:00 P.M. local time at the place of receipt, it shall be deemed to have been given as of the next following business day.

         If to IBAH:                   IBAH, Inc.
                                       Four Valley Square
                                       512 Township Line Road
                                       Blue Bell, PA 19422
                                       Attention: Controller, U.S. CRO

         If to Sponsor:                Cubist Pharmaceuticals, Inc.
                                       24 Emily Street
                                       Cambridge, MA 02139
                                       Attention: David P. Graham

16.      ENTIRE AGREEMENT

This Master Agreement, together with all corresponding Schedules, Exhibits, Amendments or Change Orders, constitutes the entire agreement between Sponsor and IBAH with respect to the subject matter hereof, and replaces and supersedes any and all prior and contemporaneous agreements and/or understandings, whether oral or written, between Sponsor and IBAH with respect to the subject matter hereof. This Master Agreement (including the Schedule(s) and the Exhibit(s)) may be amended or modified only by a written instrument executed by a duly authorized officer of each party.

17.      CONSTRUCTION OF AGREEMENT

The descriptive headings of the Sections of this Master Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions of this Master Agreement. The failure of either party to enforce any provision of this Master Agreement (including the Schedule(s) and/or the Exhibit(s)) shall not be construed as a waiver or limitation of that party's subsequent rights to enforce and compel strict compliance with every provision of this Master Agreement. To the extent any provision of this Master Agreement or the application thereof is found by a proper authority to be invalid or unenforceable, it shall be considered deleted herefrom, and the remainder of this Master Agreement shall continue in full force and effect.

This Master Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to provisions of conflicts of law. Any lawsuit arising from or related to this Master Agreement shall be brought exclusively before the United States

*Confidential treatment requested: Material has been omitted and filed with the Commission.

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District Court for the Eastern District of Pennsylvania or any Commonwealth
court sitting in Montgomery County, Pennsylvania, and each party hereby consents to the jurisdiction of any such court.

18.      ASSIGNMENT

Neither Sponsor nor IBAH may assign this Master Agreement or any rights hereunder or delegate the performance of any duties hereunder without the prior written approval of the other party, which approval shall not be unreasonably delayed or withheld; PROVIDED, HOWEVER, that without such consent, either party may assign this Master Agreement in connection with the transfer or sale of all or substantially all of its assets, stock or business, or its merger, consolidation or combination with or into another entity. Subject to the foregoing, this Master Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

19.      SURVIVAL

Any terms of this Master Agreement which by their nature extend beyond its performance, expiration or termination (including, without limitation, SECTIONS 2 through 5, 8 through 10, 12 and this SECTION 19) shall remain in effect indefinitely until fulfilled in accordance with their terms.

20.      SIGNATORIES

This Master Agreement may be executed in counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when joined, shall together constitute one and the same agreement. Any photocopy or facsimile of this Master Agreement, or of any counterpart, shall be deemed the equivalent of an original.

*Confidential treatment requested: Material has been omitted and filed with the Commission.


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         IN WITNESS WHEREOF, the parties have executed this Master Agreement by their duly authorized officers as of the date first above written.

CUBIST PHARMACEUTICALS, INC.                       IBAH, INC.

By: /s/ FRANCIS P. TALLY, M.D.                     By: /s/ LEONARD F. STIGLIANO
   -----------------------------                      -------------------------

Name:  Francis P. Tally, M.D.                      Name:  Leonard F. Stigliano

Title:  Ex. VP Scientific Affairs                  Title:  President, US. CRO

*Confidential treatment requested: Material has been omitted and filed with the Commission.